EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 10th day of March, 2000, by and between UNITED STATES LAWYERS, INC. a Florida corporation with an office for the conduct of its business at 7711 Holiday Drive, Sarasota, FL 34231 (the "Employer"), and TIMOTHY SCOT RAMSEY, an individual residing at 2529 46th Avenue West, Bradenton, Florida 34207 (the "Employee"). All reference in this contract to "the Company" shall mean Global Sources Limited, Inc.

          WHEREAS, the Employer desires to employ the Employee as Chief of Animation and Computer Technology for United States Lawyers, Inc., and

          WHEREAS, the parties hereto desire to enter into an agreement of employment mutually beneficial to said parities, and for the purpose of defining the rights, duties and obligations of each of the parties hereto;

          NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Employer and the Employee agree as follows:

     1. Employment. Upon the terms and subject to the conditions of this Agreement, the employer, United States Lawyers, Inc. hereby employs the Employee and the Employee hereby accepts employment by the Employer on the terms and conditions hereinafter set forth.

     2. Term. Subject to the provisions of Section 10 of this Agreement, the Employee's employment shall be for a period of one (1) year commencing on March 15, 2000, and terminating on March 15, 2001.

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     3. Employee's Position, Duties and Authority.

          3.1 Position. The Employer shall employ the Employee and the Employee shall serve as the Chief of Animation and Computer Technology for the Employer.

          3.2 Description. The Employee shall perform such duties and responsibilities on a full time basis as shall be reasonably assigned to the Employee by the President and Chief Executive Officer of the Employer. The
duties will include, but not be limited to, web site development and maintenance, generation of graphics and design, and computer programming.

          3.3 Authority. At all times during the Term, the Employee shall report directly to the Chairman and Chief Executive Officer of the Employer, or to such other senior executive as the Chairman and Chief Executive Officer of the Company may designate.

     4. Full-Time Services.

          4.1 General. The Employee shall devote substantially all of his business time, labor, skill and energy to the business and affairs of the Employer and to the duties and responsibilities referred to in Section 3.2 of this Agreement.

          4.2 Opportunities; Investments. The Employee covenants and agrees that, during the Term, he shall inform the Company of each business opportunity related to the actual business being conducted by the Company or any of the Company's subsidiaries or affiliates of which he becomes aware and that he will not, directly or indirectly, exploit any such opportunity for his own account (without first offering it to the Company), nor will he render any services to any other person or business, or acquire any interest of any

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type in any  other  business,  that  competes  with the  actual  business  being conducted by the Company or any of the Company's subsidiaries or affiliates, including but not limited to United States Lawyers, Inc.

     5. Location of Employment. Unless the Employee consents otherwise in writing, the principal location for the performance of his duties hereunder shall be at the Employer's offices in Sarasota, Florida.

     6. Base Salary/Bonuses.

          6.1 Base Salary. The Company shall, commencing March 15, 2000, and during the continuance of the Employee's employment hereunder, pay to the Employee, and the Employee agrees to accept, in consideration of his services, a salary (the "Base Salary") at a rate of FORTY-FIVE THOUSAND DOLLARS ($45,000.00) per year. All Base Salary shall be payable in accordance with Employer's normal payroll practices, so long as the Employee's employment continues as provided by this Agreement.

     7. Stock Options. The Employee shall receive the following (collectively, the "Stock Options") to purchase shares of the Company's Common Stock as provided below:

     Stock Options to acquire 10,000 shares, as adjusted for any stock splits, stock dividends or similar events occurring after the date hereof, of the common Stock of the Company, at a price equal to the market value of the Company's Common Stock as of twenty (20) days after becoming a public company with registered Common Stock.

The Stock Options shall vest one third (1/3) on March 15, 2001, one third (1/3) on March 15, 2002 and one third (1/3) on March 15, 2003. The options shall not be transferable, except upon the optionee's death. The options shall be exercisable for 10 years from the date of issuance and shall be subject to termination upon cessation of employment with the Company or the

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Employer,  and  notwithstanding  any provision herein to the contrary,  shall be subject to such other terms and conditions applicable to stock options of the Company pursuant to the Company's stock option plan as such plan may be amended from time to time.

     8. Expenses; Vacation. The Company shall reimburse the Employee in accordance with the Employer's regular procedures in effect from time to time and in form suitable to establish the validity of such expenses for tax purposes, all ordinary, reasonable and necessary travel, entertainment and other business expenses as shall be incurred by him in the performance of his duties hereunder. During the Term of this Agreement, the Employee shall be entitled to fourteen (14) days vacation annually with pay.

     9. Benefits. During the Term, the Employee, upon meeting eligibility requirements, shall be eligible to participate in any benefits, retirement, life, medical, dental, or disability or profit sharing program that the Company or the Employer may establish from time to time, subject to any amendments thereto that the Company or the Employer may make from time, subject to any amendments thereto that the Company or the Employer may make from time to time, on terms no less favorable than those made available to other employees of the Company.

     10. Termination. Notwithstanding the provisions of Sections 1 and 2 hereof, this Agreement may be terminated prior to the expiration of the Term by the President and Chief Executive Officer of the Employer or by the Company, with or without cause, or upon the occurrence of any of the following events:

          10.1.1 Upon the death of the Employee;

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          10.1.2 Upon the inability of the Employee to perform his duties in any material respects. Said determination shall be made by the President and Chief Executive Officer of the Employer or by the Company;

          10.1.3 For Cause, which shall include but not be limited to:

               (a) The Employee is convicted of a felony criminal offense, or of a criminal offense involving any act or acts of moral turpitude;

               (b) The Employee is guilty of any act of dishonesty, fraud or theft from the Company, or any of the Company's subsidiaries or affiliates; or the employee otherwise engages n material dishonest acts at the expense of the Company;

               (c) In the event of willful malfeasance, gross negligence, or gross or willful material misconduct in the performance of his duties hereunder; or

               (d) Upon the failure or refusal by the Employee to perform according to or to comply with the reasonable policies and directions established by the Company after written notice of such non-compliance and a reasonable opportunity to cure such non-compliance and a reasonable opportunity to cure such non-compliance within ten (10) business days of delivery of such notice.

     11. Confidential Information. The Employee shall be prohibited from disclosing to anyone (except to the extent reasonably necessary to perform the Employee's duties hereunder) any confidential information concerning the business or affairs of the Company or the Company's subsidiaries or affiliates, including but not limited to United States Lawyers, Inc., which the Employee may have acquired in the course of and as incident to his employment or

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prior  dealings with the Company or the Company's  subsidiaries  or  affiliates, including, without limitation, client lists, business or trade secrets, or methods or techniques used by the Company or the Company's subsidiaries or affiliates in or about its business. The obligation in this Section 11 survives the expiration or earlier termination of this Agreement, and shall continue in effect for a period of five years following such expiration or termination.

     12. Notices. Any notice, direction or instruction required or permitted to be given hereunder shall be given in writing and may be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided; by mail if sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any party at the address of the party set forth below. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on third business day following the day after which it was mailed. Any party may, from time to time, by like notice given notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

               (a) If to the Company:

                   Global Sources Limited, Inc.
                   342 Madison Avenue
                   New York, NY  10173
                   Attention:  John Mazzuto


               (b) If to Employer:

                   Kimberly A. Colgate
                   United States Lawyers, Inc.
                   7711 Holiday Drive
                   Sarasota, FL  334231

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               (c) If to the Employee:

                   Timothy S. Ramsey
                   2529 46th Avenue West
                   Bradenton, FL  34207


     13. General.

          13.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          13.2 Entire Agreement. This Agreement sets forth the entire agreement understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between or among the parties, except as specifically provided herein.

          13.3 Successors and Assigns. This Agreement and the Employee's rights and obligations hereunder, may not be assigned by the Employee, except that the Employee may designate one or more beneficiaries to receive any amounts that would otherwise be payable hereunder to the Employee's estate. This Agreement shall be binding on any successor to the Company whether by merger, consideration, acquisition, of all or substantially all of the Company's assets or business or otherwise, as fully as if such successor were a signatory hereto; and the Company shall cause such successor to, such successor shall, expressly assume the Company's obligations hereunder.

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          13.4 Amendments;  Waivers. This Agreement cannot be changed,  modified or amended, and no provision or requirement hereof may be waived, without consent in writing of the parties hereto. However, in the event that the Company issues an Employee Manual which amends or modifies any policy specifically identified and incorporated into this Agreement, such policy automatically shall
be  deemed  to  be  included  pas  part  of  this  Agreement   without   further
consideration other than the continued performance of this Agreement's material terms by the Company.

          13.5 Ability to Fulfill Obligations. Neither the Company nor the Employee is a party to or bound by any agreement which would be violated by the terms of this Agreement.

          13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    UNITED STATES LAWYERS, INC

                                    By: /s/ Kimberly A. Colgate
                                       --------------------------------
                                       Name:    KIMBERLY A. COLGATE
                                       Title:   President


                                    EMPLOYEE:


                                    /s/ TIMOTHY SCOTT RAMSEY
                                    -----------------------------------
                                    TIMOTHY SCOTT RAMSEY


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